EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345, 33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969, 333-46187, 333-53793, 333-57381, 333-73159, 333-75241, 333-84095 and 333-33888), on Form S-3 (Registration No. 333-62128) and on Form S-4 (Registration No. 333-82695) of SunGard Data Systems Inc. of our report dated February 11, 2002 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
March 26, 2002